                          Independent Auditors Consent         Exhibit 23.2

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 27, 2000 (except Note 15, as to which the
date is    , 2001), in Amendment No. 1 to the Registration Statement (Form S-1
No. 333-55412) and related Prospectus of P&L Coal Holdings Corporation for the registration of 20,000,000 shares of its common stock.

                                          Ernst & Young LLP

St. Louis, Missouri

March 21, 2001

   The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 15 to the financial statements.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri

March 21, 2001